Exhibit 10.38

Redacted Version

AMENDMENT NO. 2 TO
MASTER SUPPLY AND INTELLECTUAL PROPERTY LICENSE AGREEMENT

          THIS AMENDMENT (the “Amendment”) to that certain Master Supply and Intellectual Property License Agreement (the “Agreement”), dated and made effective on December 10, 2002, is made and entered into as of this _23_ day of December, 2003, by and between Quantum Corporation, a Delaware corporation, having its principal place of business at 1650 Technology Dr., Suite 800, San Jose, CA 95110, and its wholly-owned subsidiaries and Affiliates (collectively “Quantum”) and Jabil Circuit, Inc., a Delaware corporation, having its principal place of business at 10560 Ninth Street North, St. Petersburg, Florida, 33716 and its wholly-owned subsidiaries and Affiliates (collectively “Jabil”).

RECITALS

   NOW, THEREFORE, in consideration of the mutual promises, covenants and other terms and conditions contained in this Amendment and for other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties agree as follows:

1.		Amendments.

	a)	The Agreement is hereby amended and modified so that the following changes are made to the Agreement for all Products except for the SSG Products:

			1)	Eliminate all references to the ***
			2)	Eliminate all references to the inventory deposit requirement in Exhibit C of the Agreement with respect to all Products except SSG Products

	b)	Exhibit B and all references to Exhibit B in the Agreement shall not be applicable to the Products except for the SSG Products.

	c)	Section 3.3 is deleted in its entirety and replaced with the following new section:

		3.3	***

	d)	Section 3.11 is deleted in its entirety and replaced with the following new section:
***Confidential treatment has been requested for omitted portions, which have been separately filed with the Commission.

3.11

Applicable only to the SSG Products and attached to this Agreement as Exhibit B are the parties' mutually agreed goals and schedule for the reduction in Jabil's cost of manufacturing, assembling and supplying the SSG Products to Quantum hereunder.  ***  The cost reduction goals set forth in Exhibit B hereof are based on the forecast of Quantum’s requirements of the SSG Products set forth in Exhibit B.  The Parties further agree that they shall implement the quarterly meeting scheme set forth in Exhibit B.

	e)	The Agreement is hereby amended and modified so that the following Section 3.14 is added to the Agreement:

3.14

Scrap Handling and Disposal:  All materials (raw material, sub-assemblies, work-in-process, finished goods) that have been designated as scrap materials by Quantum or by Jabil shall be scrapped pursuant to the current Jabil scrap procedures, communicated to and approved by Quantum.  Jabil shall notify Quantum of all changes to these procedures.  Such changes shall become effective only after Quantum has given its written approval of such changes.  All materials designated as scrap materials shall be scrapped in a manner that will prevent the use of such materials by any party, unless Quantum approves of such use in writing.

	f)	Section 7.1 is deleted in its entirety and replaced with the following new section:

		7.1	(i) ***

(ii) ***

(iii) The prices to be charged for the SSG Products sold to Quantum hereunder shall be those set forth on Exhibit B.

	g)	Section 11.2 is deleted in its entirety and replaced with the following new Section:

11.2

Jabil Parties’ Workmanship Warranty:  Jabil warrants that all of the Products supplied to Quantum hereunder shall conform to all applicable Specifications, and that all such Products except for the SSG Products shall be free from defects in Workmanship for a period of six (6) months from the date of manufacture and that the SSG Products shall be free from defects in Workmanship for a period of three (3) years from the date of manufacture. These warranties are extended to, and may only be enforced by, Quantum.  In addition, Jabil shall use Commercially Reasonable Efforts to assure that vendor warranties with respect to all materials, parts and components used in the Products, including such materials, parts and components that have been purchased by Jabil pursuant to the AVL, extend for the benefit of Quantum, regardless of the length of any such warranty. For the avoidance of doubt, this warranty shall not apply to defects resulting from the design of the Products, or from materials, parts, or components, provided that such materials, parts or components have been purchased by Jabil pursuant to the AVL, or as otherwise approved in writing by Quantum.

***Confidential treatment has been requested for omitted portions, which have been separately filed with the Commission.

	h)	Section 13.2 is revised to identify the new contact information for Quantum and Jabil as follows:

Quantum Corporation
10125 Federal Drive
Colorado Springs, CO 80908-4508
Attn: Robert Mulnix (non-SSG Products and SSG Products)

Jabil Circuit, Inc.
30 Great Oaks Blvd.
San Jose, CA 95119
Attn:  Kurt Womach, Business Unit Director

	i)	The Agreement is hereby amended and modified so that Exhibit C is deleted in its entirety and replaced with the attached new Exhibit C.

2.

Terms; No Other Changes.  Any capitalized terms contained in this Amendment and not defined in this Amendment have the meanings for such terms as are set forth in the Agreement.  Except as expressly provided in this Amendment, the Agreement remains un-amended and unmodified and in full force and effect.

3.

General.  This Amendment contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, or representations between the parties with respect to the subject matter hereof, whether written or oral.  This Amendment may be modified only by a subsequent written agreement signed by the parties.  If any provision of this Amendment is held to be unenforceable, the remaining provisions will continue unaffected.

***Confidential treatment has been requested for omitted portions, which have been separately filed with the Commission.

4.

Governing Law and Dispute Resolution.  This Amendment, shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, excluding conflicts of laws principles and any application of the U.N. Convention on Contracts for the International Sale of Goods.  Any dispute between the parties relating to the validity, performance, interpretation or construction of this Amendment shall be resolved in accordance with Delaware law and in the federal or state courts of Delaware.  The parties to this Amendment hereby irrevocably consent to the personal jurisdiction of the federal and state courts in Delaware for the resolution of all disputes hereunder.  Notwithstanding the provisions of this Section, the parties shall have the right to seek relief, including preliminary and permanent injunctive relief, in any court of competent jurisdiction to prevent the unauthorized use, misappropriation, disclosure or infringement of any of intellectual property of the parties or Confidential Information.

IN WITNESS WHEREOF, the parties have had this Amendment executed by their respective duly authorized officers on the day and date first written above.

Quantum Corporation By: /s/ Jesse C. Parker Name: Jesse C. Parker Title: VP of Manufacturing Operations

Quantum Peripherals Europe, S.A. By: /s/ George Burridge Name: George Burridge Title: International Finance Director

Jabil Circuit Inc. By: /s/ Joseph A. McGee Name: Joseph A. McGee Title: VP of Global Business Units

***Confidential treatment has been requested for omitted portions, which have been separately filed with the Commission.

Exhibit C

***

***Confidential treatment has been requested for omitted portions, which have been separately filed with the Commission.